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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
WORLDGATE COMMUNICATIONS, INC. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Avenue
Trevose, PA 19053

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON
December 30, 2002

TO THE STOCKHOLDERS OF WORLDGATE COMMUNICATIONS, INC.:

        Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of WORLDGATE COMMUNICATIONS, INC. (the "Company" or "WorldGate") will be held at WorldGate's corporate headquarters, located at 3190 Tremont Avenue, Trevose, Pennsylvania 19053 on December 30, 2002, at 10:00 a.m., local time, for the following purposes:

  1.
  To approve a proposed plan of recapitalization that will result in a one-for-ten reverse stock split of WorldGate's common stock; and

  2.
  To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

        The record date is November 27, 2002. Only stockholders of record as of the close of business on that date will be entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments thereof.

        All stockholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, you are urged to vote by completing and mailing the enclosed proxy card as promptly as possible or if you hold your shares in "street name" and are not a WorldGate director or officer, by voting online or by telephone. For specific instructions for voting online, by telephone or by mail, please see the enclosed proxy card. Any stockholder attending the Special Meeting may vote in person even if the stockholder has previously returned a proxy.

By order of the Board of Directors, Randall J. Gort, Secretary

Trevose, Pennsylvania
December 9, 2002

Whether or not you expect to attend the Special Meeting in person, each stockholder is urged to complete, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. A person giving a proxy has the power to revoke it, at any time before the proxy is voted, by written notice to the Secretary of the Company or, for any stockholder who is present at the Special Meeting, by withdrawing the proxy and voting in person.

WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Avenue
Trevose, PA 19053

PROXY STATEMENT
FOR
A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON
DECEMBER 30, 2002

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

        Our board of directors is soliciting proxies for the Special Meeting of Stockholders to be held on December 30, 2002, at 10:00 a.m., local time. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

        The Special Meeting will be held at the Company's corporate offices located a 3190 Tremont Avenue, Trevose, PA 19053. Our telephone number is (215) 354-5100.

        Voting materials, which include the Proxy Statement and Proxy Card are being mailed to stockholders on or about December 9, 2002.

        This solicitation of proxies is made on behalf of WorldGate, and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or other means of communication.

Questions and Answers

        Q. What is the purpose of the Special Meeting?

        A. The purpose of the Special Meeting is to approve a proposed plan of recapitalization that will result in a one-for-ten reverse stock split of WorldGate's common stock.

        Q. Who can vote at the Special Meeting?

        A. The board of directors set November 27, 2002 as the record date for the Special Meeting. All stockholders who owned WorldGate common stock at the close of business on that date may attend and vote at the Special Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

        On the record date, approximately                        shares of our common stock were issued and outstanding and held of record by                        stockholders, and all of these shares are entitled to vote at the Special Meeting.

        Q. How many shares must be present to hold the Special Meeting?

        A. A majority of WorldGate's outstanding shares as of the record date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Special Meeting for purposes of establishing a quorum. Shares are counted as present at the Special Meeting if you (i) are present and vote in person at the Special Meeting; (ii) have properly submitted a Proxy Card; or (iii) have voted by telephone or using the Internet, if such methods are available to you.

        Q. What is the voting requirement to approve the reverse stock split?

        A. To be passed, the amendment of the Company's Amended and Restated Certificate of Incorporation to effectuate the reverse stock split requires the affirmative "FOR" vote of a majority of the outstanding shares of WorldGate.

        Q. How are votes counted?

        A. You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposed plan of recapitalization that will result in a one-for-ten reverse stock split of WorldGate's common stock. Abstentions will have the same effect as a vote against the proposal. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote "FOR" the proposed plan of recapitalization. Brokerage firms have authority to vote customers' unvoted shares on some "routine" matters. If you do not vote and you hold your shares in a brokerage account in your broker's name (this is called "street name"), your broker may exercise discretionary authority to vote your shares "FOR" or "AGAINST" the proposed plan of recapitalization that will result in a one-for-ten reverse stock split of WorldGate's common stock or to leave your shares unvoted. If a brokerage firm entitled to vote your shares leaves those shares unvoted, it is called a "broker non-vote." A broker non-vote is equivalent to a "no" vote for this proposal.

        If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Special Meeting.

        Q. How can I vote my shares in person at the Special Meeting?

        A. Shares held directly in your name as the stockholder of record may be voted in person at the Special Meeting. If you choose to attend the Special Meeting, please bring the enclosed Proxy Card or proof of identification for entrance to the Special Meeting. If you hold your shares in "street name," you must request a legal proxy from your stockbroker or other agent in order to vote at the Special Meeting.

        Q. How can I vote my shares without attending the Special Meeting?

        A. Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held in "street name," by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

  •
  BY TELEPHONE OR THE INTERNET—If you have telephone or Internet access and you hold your shares in "street name" and you are not a director or officer of WorldGate, you may submit your proxy by following the instructions on the Proxy Card.

  •
  BY MAIL—You may submit your proxy by mail by signing your Proxy Card or, for shares held in "street name," by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

        Q. How can I change my vote after I return my Proxy Card?

        A. You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may do this by signing and submitting a new Proxy Card with a later date, voting by telephone or using the Internet as instructed above and as applicable (your latest telephone or Internet proxy is counted) or by attending the Special Meeting and voting in person (as described above). Attending the Special Meeting will not revoke your proxy unless you specifically request it.

        Q. What is WorldGate's voting recommendation?

        A. Our board of directors recommends that you vote your shares "FOR" the proposed plan of recapitalization that will result in a one-for-ten reverse stock split of WorldGate's common stock

        Q. Where can I find the results of the Special Meeting?

        A. The preliminary voting results will be announced at the Special Meeting. The final results will be published in a Current Report on a Form 8-K which the Company will file when the results are available.

PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

Overview

        Our board of directors has unanimously adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a recapitalization pursuant to which each ten shares of common stock will be automatically converted into one new share of common stock. If for any reason our board of directors deems it advisable, we may abandon the reverse stock split at any time before we file the amendment to our Amended and Restated Certificate of Incorporation, whether before or after the Special Meeting (even if such proposal has been approved by our stockholders).

        The text of the proposed amendment to our Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A; however, the text of the certificate of amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable to effect the reverse stock split.

Reasons for the Reverse Stock Split

        Our common stock is quoted on the Nasdaq National Market. To be quoted on the Nasdaq National Market, among other things, a company's common stock must maintain a minimum bid price of $1.00 per share. On October 8, 2002, we received notification from the Nasdaq National Market that we were not in compliance with this minimum bid price rule and that we had until January 6, 2003 to regain compliance. To regain compliance, our stock price must trade above $1.00 for at least ten consecutive trading days. Our board of directors believes that the reverse stock split will help to ensure that we will regain compliance with the Nasdaq minimum bid price listing requirement by causing an increase in the minimum bid price of our common stock to above the $1.00 per share minimum, although we cannot assure you that this will occur. As another means of staying listed on Nasdaq, we may also consider applying to transfer our listing to The Nasdaq Small Cap Market. The Nasdaq Small Cap Market, however, also has a minimum bid price requirement, although it offers a longer grace period for regaining compliance with the $1.00 per share minimum bid price and generally more lenient listing standards than the Nasdaq National Market. If we do not regain compliance with Nasdaq's minimum bid price requirement, our common stock may be delisted and trading in our common stock, if any, would have to be conducted on the OTC Bulletin Board or in the non-Nasdaq over-the-counter market (or "pink sheet" market). This would likely significantly decrease the liquidity of our common stock.

        As of November 15, 2002 our common stock was trading at a market price of approximately $0.74. Our board of directors believes that the current market price of our common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Our board of directors believes that if the reverse stock split has the effect of raising the trading price of our common stock, this will increase the attractiveness of our common stock to the investment community and possibly promote greater liquidity for our existing stockholders.

Risks Associated with the Reverse Stock Split

        This Proxy Statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse stock split, the timing of the proposed reverse stock split, and the potential benefits of a reverse stock split, including but not limited to increased investor interest, continued listing on the Nasdaq National Market and the potential for a higher stock price. The words "believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect the current views and assumption of WorldGate, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include but are not limited to risks relating to the volatility of our stock price, general market and economic conditions and risks related to the development of our business model.

        There can be no assurance that the reverse stock split will result in the benefits described above under the heading "Reasons for the Reverse Stock Split." Specifically, there can be no assurance that the market price of our common stock immediately after the effective date of the proposed reverse stock split would be maintained for any period of time. We cannot assure you that the reverse stock split will not adversely impact the market price of WorldGate's common stock. The market price for the common stock may not remain over $1.00 per share after the reverse stock split. While the board of directors believes that the common stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price of the common stock prior to the reverse stock split times the reverse stock split ratio. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of the common stock to become less liquid, which could have an adverse effect on the price of the common stock.

        Even if the closing bid price of the common stock exceeds $1.00 for ten consecutive trading days, Nasdaq has retained discretion to require a longer period before determining that the Company is in compliance with the $1.00 minimum bid requirement for continued listing. Because the Company cannot predict what action, if any, Nasdaq may take with respect to extending the period of time that the closing bid price of the common stock must exceed $1.00, there can be no assurance that the reverse stock split will result in the Company complying with the $1.00 minimum bid requirement for continued listing.

        Even if the Company satisfies Nasdaq's $1.00 minimum bid price requirement, the Company must continue to satisfy other Nasdaq maintenance standards to remain on the Nasdaq National Market. In order for our common stock to continue to be quoted on the Nasdaq National Market, in addition to a minimum bid price of at least $1.00 per share, the Company is required to have (a) at least 750,000 shares publicly held by persons other than officers, directors and beneficial owners of greater than 10% of the Company's total outstanding shares; (b) a market value of publicly held shares of at least $5 million; (c) at least 400 stockholders who own at least 100 shares; and (d) stockholders' equity of at least $10 million. In order for our common stock to be quoted on the Nasdaq Small Cap Market, in addition to a minimum bid price of at least $1.00 per share, the Company is required to have (a) at least 500,000 shares publicly held by persons other than officers, directors and beneficial owners of greater than 10% of the Company's total outstanding shares; (b) a market value of publicly held shares of at least $1 million; (c) at least 300 stockholders who own at least 100 shares; and (d) stockholders' equity of at least $2.5 million. We cannot offer any assurance that the common stock will continue to meet the continued Nasdaq listing requirements. Our ability to comply with the continued Nasdaq listing requirements may also be affected by our ability to obtain additional equity financing through public or private offerings. Although we continue to evaluate possibilities to obtain such financing we can offer no assurance when or if this financing will be available.

        Furthermore, we cannot assure you that the reverse stock split will result in a per share price that will attract institutional investors and brokers. While WorldGate's board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

Implementation and Effects of the Reverse Stock Split

        If our stockholders approve the reverse stock split and our board of directors proceeds with the reverse stock split, the reverse stock split would have the following effects:

  •
  every ten shares of the Company's common stock owned by a stockholder will automatically be changed into and become one new share of common stock;

  •
  the number of shares of our common stock issued and outstanding will be reduced proportionately;

  •
  proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

  •
  the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately based on the reverse stock split ratio.

        The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in WorldGate, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than 10 shares. This, however, is not the purpose for which we are effecting the reverse stock split. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

        Our common stock will continue to be reported on Nasdaq under the symbol "WGAT" (although Nasdaq will likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

Fractional Shares

        No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our common stock not evenly divisible by ten will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the number of shares not evenly divisible by ten by (b) the per share closing sales price of our common stock on the day prior to the effective date of the reverse stock split as reported on Nasdaq. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where WorldGate is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares

        The reverse stock split would not change the number of authorized shares of our common stock designated in our Amended and Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase. In addition, the Company will continue to have 13,500,000 authorized but unissued and undesignated shares of preferred stock.

        These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of its common stock may be diluted. Also, if WorldGate issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of its common stock. The Company has no current plan to issue additional shares, other than the previously announced stockholder rights offering, as to which it has filed a registration statement with the Securities and Exchange Commission.

Potential Anti-Takeover Effect

        The additional shares of common stock that would become available for issuance if the reverse stock split is approved could also be used by us to oppose a hostile takeover attempt or delay or prevent changes of our control or changes in or removal of our management, including transactions that are favored by a majority of the independent stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, our board of directors could strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of WorldGate, and it is not part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders. Other than the reverse stock split proposal, our board of directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed as affecting the ability of third parties to take over or change the control of WorldGate.

Other Effects on Outstanding Shares

        If a reverse stock split is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and non-assessable.

        In addition, the reverse stock split would result in some stockholders owing "odd-lots" of fewer than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Accounting Matters

        The reverse stock split will not affect the par value of our common stock. On the effective date of the reverse stock split, the stated capital on WorldGate's balance sheet attributable to WorldGate's common stock will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of WorldGate's common stock will be increased because there will be fewer shares of WorldGate's common stock outstanding.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If the stockholders approve the reverse stock split proposal, and we implement the reverse stock split, it would be implemented by filing a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective at the time specified in the certificate of amendment, which will most likely be immediately after the filing of the certificate of amendment and which we refer to as the "effective time." Beginning at the effective time, each certificate representing shares of our common stock before the reverse stock split will be deemed for all corporate purposes to evidence ownership of one-tenth of one share of our common stock after the reverse stock split. All shares issuable upon exercise or conversion of outstanding options, warrants or other securities will automatically be adjusted.

        As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. WorldGate expects that its transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

No Dissenters' Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material United States federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all possible United States federal income tax consequences of the reverse stock split and is included for general information only. It is not binding on the Internal Revenue Service or the courts. Further, it does not address any state, local or foreign income or other tax consequences. This summary does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. It is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares of our common stock held by our stockholders before the reverse stock split were, and the shares of our common stock held after the reverse stock split will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended, or the "Code" (i.e., generally, property held for investment).

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the reverse stock split.

        Other than the cash payments for fractional shares discussed below, no gain or loss will be recognized by a stockholder upon the stockholder's exchange of shares held before the reverse stock split for shares after the reverse stock split. The aggregate tax basis of the shares of our common stock received in the reverse stock split (including any fraction of a share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the shares of our common stock exchanged therefor. In general, each stockholder who receives cash instead of a fractional share interest as a result of the reverse stock split will recognize gain or loss based on the adjusted basis in the fractional share interest redeemed. The stockholder's holding period for the shares of our common stock after the reverse stock split will include the period during which the stockholder held the shares of our common stock surrendered in the reverse stock split.

The Board of Directors unanimously recommends that stockholders vote "FOR" the proposed plan of recapitalization that will result in a one-for-ten reverse stock split of WorldGate's common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of November 15, 2002 regarding beneficial ownership of our common stock by the following persons:

  •
  each person who is known to us to own beneficially more than 5% of the outstanding shares of common stock,
  •
  each director of WorldGate,
  •
  each executive officer of WorldGate named in the executive compensation table below, and
  •
  all current directors and executive officers of WorldGate as a group.

        Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC based on factors including voting and investment power with respect to shares, subject to applicable community property laws. Shares of common stock subject to options or warrants exercisable within 60 days of November 15, 2002 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of the beneficial owners is 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Ownership
Hal M. Krisbergh(1)	5,921,371	25.0%
David E. Wachob(2)	407,563	1.7
Joseph E. Augenbraun(3)	327,208	1.4
Randall J. Gort(4)	278,128	1.2
Gerard K. Kunkel(5)	130,081	*
Clarence L. Irving, Jr.(6)	14,125	*
Jeff Morris(7)	7,334	*
Lem Tarshis(8)	23,867	*
Steven C. Davidson	2,000	*
Martin Jaffe	0	*
All current directors and executive officers as a group (12 persons)(9)	6,817,318	28.3%

*
Less than 1% of the outstanding common stock.
(1)
Includes (a) options to purchase 63,334 shares of common stock, (b) 15,237 shares of common stock held by Mr. Krisbergh as custodian for his minor child and (c) 15,237 shares of common stock held by Mr. Krisbergh's wife as custodian for their minor child. Mr. Krisbergh disclaims beneficial ownership of the shares owned by his minor child. Also includes (a) 486,104 shares of common stock held in two grantor retained annuity trusts of which Mr. Krisbergh is the trustee and (b) 486,104 shares of common stock held in two grantor retained annuity trusts of which Mrs. Krisbergh is the trustee. Also includes (1) 299,938 shares held by Mr. Krisbergh's spouse and (b) 300,000 shares held by the Krisbergh Family Foundation, with Mr. Krisbergh acting as the custodian for these shares.
(2)
Includes 20,000 shares of common stock held by Mr. Wachob as custodian for his minor son and daughter and options to purchase 63,666 shares. Mr. Wachob has resigned as a director, vice president and general manager, effective in July 2002.
(3)
Includes options to purchase 62,666 shares of common stock.
(4)
Includes 68,399 shares of common stock held by Mr. Gort as custodian for his four minor sons and daughters and options to purchase 63,666 shares of common stock.
(5)
Includes options to purchase 130,081 shares of common stock.
(6)
Includes options to purchase 14,125 shares of common stock.
(7)
Includes options to purchase 6,334 shares of common stock.

(8)
Includes 2,000 shares of common stock held by Mr. L. Tarshis' spouse and options to purchase 21,667 shares of common stock.
(9)
Includes (a) options to purchase 475,077 shares of common stock and (b) 1,673,236 shares of common stock owned by family members or affiliates of some members of the group.

OTHER MATTERS

        The board of directors does not intend to present any items of business other than that stated in the Notice of Special Meeting of Stockholders. If other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented in accordance with their best judgement. Discretionary authority to vote on other matters is included in the proxy.

Deadline for Receipt of Stockholder Proposals

        Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2003 annual meeting, such proposals must be received by the Company no later than May 21, 2003. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

        If the May 21, 2003 deadline is missed, a stockholder proposal may still be submitted for consideration at the 2003 annual meeting, although it will not be included in the proxy statement, if the submission complies with the procedural and information requirements set forth in the Company's bylaws. Accordingly, written notice must be sent to the secretary of the Company not less than 90 or more than 120 calendar days before the first anniversary of the prior year's annual meeting. This means that for the 2003 annual meeting, written notice must be delivered between the close of business on July 2, 2003 and the close of business on August 1, 2003. If the date of the annual meeting, however, is not within 30 days before or 60 days after the anniversary of the prior year's meeting date, a stockholder proposal must be submitted within 120 calendar days before the actual meeting and no later than the later of (i) the 90th calendar day before the actual meeting and (ii) the 10th calendar day following the calendar day on which the Company first announces the meeting date to the public.

        For a special meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials. In addition to complying with the applicable deadline, stockholder proposals must also be otherwise eligible for inclusion. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the Special Meeting.

        All proposals should be directed to the attention of the Secretary of the Company.

Multiple Stockholders Sharing the Same Address

        If you and other residents at your mailing address own shares of common stock through a broker or bank, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice, known as "householding," reduces our printing and postage costs and eliminates duplicate mailings that stockholders living at the same address receive. If you or any stockholder residing at your mailing address wishes to receive a separate annual report or proxy statement, write or telephone us as follows: WorldGate Communications, Inc., Attn: Investor Relations, 3190 Tremont Avenue, Trevose, PA 19053, telephone number: 215-354-5100, facsimile number: (215) 354-1049. If you and other residents at your mailing address are receiving multiple copies of the Proxy Statement and wish to receive single copies in the future, contact us at the above phone number or address.

By order of the Board of Directors,
Randall J. Gort Secretary

December 9, 2002

Appendix A

        AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
WORLDGATE COMMUNICATIONS, INC. EFFECTING A REVERSE STOCK SPLIT
FORM OF AMENDMENT
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WORLDGATE COMMUNICATIONS, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

        WORLDGATE COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation")

        DOES HEREBY CERTIFY THAT:

          FIRST: The Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable and in the best interests of the Corporation that Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation be amended by adding a new paragraph immediately after the first paragraph of said Article FOURTH, so that the first paragraph of said Article FOURTH, giving effect to such amendment, will read in its entirety as follows.

          "FOURTH: The amount of total authorized capital stock of the Corporation is 63,500,000 shares, divided into 50,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 13,500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

          "Simultaneously with the time of filing with the Secretary of State of Delaware of the Certificate of Amendment that adds this paragraph to this Certificate of Incorporation, (the "Effective Time"), each share of Common Stock of the Corporation, par value $0.01 per share, issued and outstanding immediately prior thereto shall automatically and without action on the part of the holder thereof be combined into one-tenth of one share of Common Stock, subject to treatment of fractional share interests as described below. Each holder of record (a "Holder") of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender for cancellation of such Old Certificates to the transfer agent designated by the Corporation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of shares of Common Stock into which the shares formerly represented by such Old Certificates so surrendered are combined under the terms hereof. From and after the Effective Time, and until surrendered as provided above, each Old Certificate shall represent the shares of Common Stock into which the shares evidenced thereby immediately before the Effective Time are combined under the terms hereof. No fractional shares of Common Stock shall be issued. In lieu of fractional shares, each Holder shall be entitled to receive, upon surrender of the Old Certificates to the Corporation for cancellation, an amount in cash equal to the product of (i) the closing trading price of the Corporation's Common Stock on the trading day immediately before the Effective Date, (ii) such fraction and (iii) ten."

        SECOND: The foregoing amendment has been duly adopted and approved by the directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, said WorldGate Communications, Inc. has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation this             day of                        .

A-1

WORLDGATE COMMUNICATIONS, INC.
By

A-2

WorldGate Communications, Inc.
SPECIAL MEETING OF STOCKHOLDERS

December 30, 2002
10:00 a.m.

WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, PA 19053

YOUR VOTE IS IMPORTANT!

You can vote by promptly returning your complete
proxy card in the enclosed envelope.

PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
WORLDGATE COMMUNICATIONS, INC.
SPECIAL MEETING OF STOCKHOLDERS
DECEMBER 30, 2002

        The undersigned stockholder(s) of WorldGate Communications, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated December 9, 2002, and hereby appoints Hal Krisbergh and Randall J. Gort, and each of them, proxies and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of WorldGate Communications, Inc. to be held on December 30, 2002, at 10:00 a.m., Eastern Standard Time, at the corporate headquarters of WorldGate Communications, Inc., located at 3190 Tremont Ave., Trevose, PA 19053, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

        The shares represented by this proxy will be voted in accordance with the specifications made. If no specification is made, the shares represented by this proxy will be voted for the proposal on the reverse side. If any other matters properly come before the Special Meeting, the persons named in this proxy will vote in their discretion.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE

(FOLD AND DETACH HERE)

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided.

Stockholders who are not stockholders of record or directors or officers of WorldGate Communications, Inc. may:

VOTE BY INTERNET—www. Have your proxy card in hand when you access the web site. You will be asked to enter the Control Number which is located below and follow the instructions.

VOTE BY PHONE—1-800-
You will be asked to enter the Control Number which is located below. OPTION A: To vote as the Board of Directors recommends on the proposal, press 1. Your votes will be confirmed. OPTION B: If you choose to vote on the proposal on your own, press 2. You will hear these instructions: To vote FOR, press 1; to vote AGAINST, press 2. To vote ABSTAIN, press 3. and listen to the instructions.

If you vote by telephone or Internet, DO NOT mail back your proxy card.
Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WORLDGATE COMMUNICATIONS, INC.

Vote On Proposal

	For	Against	Abstain
1. To approve a proposed plan of recapitalization that will result in a one-for-ten reverse stock split of WorldGate's common stock.	☐	☐	☐
The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting.

PLEASE SIGN exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If signer is a corporation, please sign in full corporate name by duly authorized officer.
For address changes and/or comments, please check this box and write them on the back where indicated.	☐
Mark, sign and date your proxy card and return promptly in the enclosed envelope.

Signature [Please Sign Within Box]	Date	Signature (Joint Owners)	Date

QuickLinks

WORLDGATE COMMUNICATIONS, INC. 3190 Tremont Avenue Trevose, PA 19053
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON December 30, 2002
PROXY STATEMENT FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 30, 2002
Questions and Answers
PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
Appendix A
PROXY